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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) November 12, 1996
                                                       -----------------
                                                      (November 8, 1996)




                        ATLANTIC AMERICAN CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




        Georgia                       0-3722                   58-1027114
 ---------------------         --------------------     ------------------------
    (State or other              (Commission File           (I.R.S. Employer
    jurisdiction of                   Number)              Identification No.)
     incorporation

                4370 PEACHTREE ROAD, N.E., ATLANTA, GEORGIA 30319
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code (404) 266-5500
                                                         --------------


                                      None
   --------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

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

Item 5.  Other Events.

On November 8, 1996, Atlantic American Corporation (the "Company") announced corrections to its calculation of net income from continuing operations per share for the second and third quarters of 1996. The corrections were necessary in order to give effect to accruals for dividends on the Company's outstanding preferred stock that were omitted in the previously announced earnings per share computations. As a result, net income from continuing operations for the three and nine month periods ended September 30, 1996, should have been $.09 and $.25 per share (rather than $.11 and $.31 per share), respectively. In addition, giving effect to the accruals for the three and six month periods ended June 30, 1996, net income from continuing operations should have been $.08 and $.16 per share (rather than $.10 and $.20 per share), respectively.

Item 7.  Financial Statements and Exhibits.

    (a)  Financial statements of business acquired.

         Not Applicable.

    (b)  Pro forma financial information.

         Not Applicable.

    (c)  Exhibits

         99.1 --      Press Release issued November 8, 1996.




































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

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          ATLANTIC AMERICAN CORPORATION
                                                     (Registrant)




Date: November 12, 1996                   By:/s/
      -----------------                      -----------------------------------
                                             John W. Hancock
                                             Senior Vice President-Treasurer
                                             (Principal Financial Officer)











































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